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Merrill Lynch & Co., Inc.                                         Filed under Rule 424 (b)(3), Registration Statement No. 333-83374
$4,000,000,000                                                                    Pricing Supplement No. 10010 - dated July 26, 2002
Merill Lynch Notes Due Nine Months or             (To prospectus dated April 1, 2002 and prospectus supplement dated April 22, 2002)
More from Date of Issue

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   CUSIP            Aggregate        Price to       Purchasing         Interest Rate   Interest Payment Stated Maturity   Survivor's
   Number         Principal Amount   Public(1)   Agent's Discount(1)     Per Annum        Frequency          Date           Option
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
   5901M0AZ2        $495,000          100.0%          0.4000%            3.10%            Monthly          1/31/2005          No

Redemption Information:  N/A
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   5901M0BA6        $2,108,000        100.0%          1.0000%            4.25%            Monthly          7/31/2007          No

Redemption Information: N/A
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   5901M0BB4        $1,756,000        100.0%          1.2000%            4.80%            Monthly          7/31/2009          No

Redemption Information: Redeemable at the option of Merrill Lynch & Co., Inc. on 8/15/2005 and each Interest Payment Date thereafter, at a price equal to 100%.
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                                    Trade Date: Friday July 26, 2002                                             Merrill Lynch & Co.
Merrill Lynch & Co., Inc. [LOGO]    Issue Date: Wednesday July 31, 2002                                             Purchasing Agent
4 World Financial Center            Minimum Denominations/Increments: $1,000/$1,000                              Acting as Principal
New York, NY 10080                  Original Issue Discount: No
                                    All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                    Merrill Lynch DTC Participant Number:  5132

                                    (1) Expressed as a percentage of the aggregate principal amount.
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